UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2025

Binah Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41991	88-3276689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 State Street, Albany, NY 12207

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 404-7002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	BCG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BCGWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2025, Binah Capital Group, Inc., a Delaware corporation (the “Company”), held an annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, of the 16,602,460 shares of common stock outstanding and entitled to vote, 12,820,079 shares were represented, constituting a quorum. The final results for the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal No. 1 was to elect two Board nominees to serve as the Class I Director, to serve until the 2028 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

David Crane

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,817,290	0	29,765	973,024

Joel Marks

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,817,989	0	29,066	973,024

Proposal No. 2 was to ratify the appointment of FGMK, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,778,937	41,002	140	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2025

BINAH CAPITAL GROUP, INC.

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	Chief Executive Officer and Director